UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 27, 2007
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Del Monte Foods Company Amended and Restated 2002 Stock Incentive Plan.
     On August 3, 2007, the Board of Directors (the “Board”) of Del Monte Foods Company (the “Company”) adopted the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 6, 2007, subject to stockholder approval (the “Amended Plan”). The Amended Plan was approved by the Company’s stockholders at its annual meeting held on September 27, 2007.
     The 2002 Stock Incentive Plan was originally adopted by the Board effective December 20, 2002 and was previously amended and restated by the Board effective August 15, 2005. Both the original plan and the August 15, 2005 amended and restated plan were previously approved by the Company’s stockholders. Options and other stock awards granted under the 2002 Stock Incentive Plan prior to its August 6, 2007 amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and other awards and the terms of the 2002 Stock Incentive Plan prior to its August 6, 2007 amendment and restatement.
Summary of the Amendments to the 2002 Stock Incentive Plan
     Under the Amended Plan, the total number of shares authorized for grant is 31,558,740. This reflects a 5,392,927 share increase in the number of shares authorized under the 2002 Stock Incentive Plan. Shares of common stock issued pursuant to equity incentives granted under the Amended Plan on or after April 30, 2007 will reduce the Amended Plan’s share reserve by one share in the case of options and stock appreciation rights with exercise prices at least equal to fair market value of the Company’s common stock on the grant date and by 2.79 shares in the case of all other equity incentives granted under the Amended Plan; provided, however, that for such other stock awards granted prior to April 30, 2007 but on or after May 2, 2005, the reduction will be 1.94 shares instead of 2.79 shares. For all awards granted prior to May 2, 2005, the number of shares of common stock available for issuance under the Amended Plan will be reduced by 1 share for each share of common stock issued.
     The aggregate maximum number of shares of common stock that may be issued under the Amended Plan pursuant to the exercise of incentive stock options is 31,558,740 shares, which reflects the 5,392,927 share increase in the number of shares authorized under the Plan. Under the terms of the Amended Plan, no incentive stock options may be granted after August 5, 2017. Prior to the August 6, 2007 amendment and restatement, no incentive stock options could be granted after August 14, 2015.
     Under the Amended Plan, in the event that a participant’s employment terminates (other than for cause or due to the participant’s disability, death or retirement), his or her options or stand-alone SARs may be exercised (to the extent the awards were exercisable at the time of the termination of employment) at any time within 3 months following termination. By contrast, prior to the August 6, 2007 amendment and restatement, the 2002 Plan provided that such options or stand-alone SARs may be exercised (to the extent the awards were exercisable at the time of such termination) at any time within 90 days following such termination.
     The Amended Plan specifically provides that dividend equivalents may be credited with respect to shares covered by deferred stock units, as determined by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) and provided in the applicable award agreement. At the discretion of the Compensation Committee, such dividend equivalents may be converted into additional shares of common stock covered by the deferred stock units. Any such additional shares will be subject to all the terms and conditions of the underlying award agreement. Prior to the August 6, 2007 amendment and restatement, the 2002 Plan did not explicitly provide for dividend equivalents with respect to deferred stock units; dividend equivalents were provided pursuant to the terms of awards relating to deferred director and executive compensation.
     The Amended Plan also explicitly provides that the Compensation Committee, when granting awards under the Amended Plan, may provide for certain adjustments in calculating the attainment of performance goals with respect to certain performance-based awards. Section 162(m) of the Internal Revenue Code denies a deduction to any public corporation for certain compensation paid to “covered employees” in a taxable year, to the extent that compensation exceeds $1 million. However, some compensation, including qualified “performance-based compensation,” is not subject to this deduction limitation. The Amended Plan recognizes that the Compensation Committee may exclude certain charges, exchange rate effects and the effects of certain changes, adjustments and other items when determining the attainment of performance goals in connection with performance-based awards. Specifically, the Compensation Committee may, at the time of the grant of any performance-based award, determine whether, when calculating the attainment of performance goals for a performance period, to exclude one or more of the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) the effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles. Notwithstanding any such adjustments, such performance-based awards will continue to qualify as “performance-based compensation” under Section 162(m) of the Code. Prior to its August 6, 2007 amendment and restatement, the 2002 Plan did not explicitly provide for such adjustments.
     Additionally, the Amended Plan includes certain provisions intended to ensure compliance with Section 409A of the Internal Revenue Code regarding certain deferred compensation arrangements. These provisions are designed to exempt the awards from Section 409A, to preserve the intended tax treatment of the benefits provided with respect to the awards under Section 409A, and to otherwise ensure compliance with the requirements of Section 409A (including requirements regarding the timing of distribution of awards that may be considered deferred compensation under Section 409A). Effective as of January 1, 2005, to the extent that any amount or benefit that constitutes “deferred compensation” under Section 409A of the Code is payable or distributable to a participant under the Amended Plan solely by reason of the occurrence of a Change of Control or due to the participant’s disability or “separation from service” (as defined under Section 409A of the Code), such amount or benefit will not be payable or distributable to the participant unless the Compensation Committee determines that (i) the circumstances giving rise to such Change of Control, disability or separation from service meet the applicable definitions in Section 409A of the Code, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code. Any payment or distribution that otherwise would be made to a participant who is a “specified employee” under Section 409A of the Code on account of separation from service may not be made until 6 months after the date of such separation from service unless the payment or distribution is otherwise exempt from Section 409A of the Code. To the extent that the Compensation Committee determines that any incentive award granted under the Amended Plan is subject to Section 409A of the Code, the Compensation Committee may adopt such amendments to the Amended Plan and the applicable incentive award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Compensation Committee determines are necessary or appropriate to (i) exempt the incentive award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the incentive award, or (ii) comply with the requirements of Section 409A of the Code. Prior to the August 6, 2007 amendment and restatement, the 2002 Plan did not contain any specific provisions regarding Section 409A of the Code but was administered in good faith compliance as permitted by the guidance under Section 409A.
     Finally, the Amended Plan expands certain explicit prohibitions on repricing. In general, the Amended Plan provides that, without the approval of Del Monte’s stockholders, no option, tandem SAR, stand-alone SAR, stock bonus or other incentive award granted under the Plan will be repriced, replaced or regranted through (a) cancellation and regrant at a lower price, (b) lowering the exercise price of a previously awarded option, (c) lowering the grant price of a previously awarded stock appreciation right, or (d) lowering the purchase price of a previously awarded stock bonus or other incentive award. Prior to its August 6, 2007 amendment and restatement, the 2002 Plan provided that, without the approval of Del Monte’s stockholders, no options granted under the 2002 Plan would be repriced, whether by lowering the exercise price of previously awarded options or canceling previously awarded options and regranting them with a lower exercise price.
Material Provisions of the 2002 Stock Incentive Plan, as Amended and Restated Effective August 6, 2007 and Approved by the Stockholders September 27, 2007
     The description of the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 6, 2007, included under “Proposal 2 – Approval of the Amendment and Restatement of the Del Monte Foods Company 2002 Stock Incentive Plan” in the Company’s proxy statement relating to its annual meeting held on September 27, 2007, as filed with the Securities and Exchange Commission on August 8, 2007, is incorporated herein by reference.
     The foregoing summary of the amendments to the Del Monte Foods Company 2002 Stock Incentive Plan and the incorporated description of the material provisions of the Del Monte

Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 6, 2007 and approved by the stockholders September 27, 2007, do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed with this report on Form 8-K.

Exhibit	Description

10.1	Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 6, 2007 and approved by the stockholders September 27, 2007. **

**	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: October 2, 2007	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 6, 2007 and approved by the stockholders September 27, 2007.**

**	Indicates a management contract or compensatory plan or arrangement.

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